Registration No.
                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                                 Form S-8
                           REGISTRATION STATEMENT
                                   under
                         THE SECURITIES ACT OF 1933

                              Northeast Utilities
               (Exact name of registrant as specified in its charter)

                  Massachusetts                 04-2147929

     (State or other jurisdiction             (I.R.S. Employer
     of incorporation or organization)        Identification No.)

                              174 Brush Hill Avenue
                    West Springfield, Massachusetts 01089

               (Address of Principal Executive Offices) (Zip Code)

                    Northeast Utilities Incentive Plan
                         (Full Title of the Plan)

                                 John B. Keane
                         Vice President and Treasurer
                              NORTHEAST UTILITIES
                                 Selden Street
                           Berlin, Connecticut 06037
                                  860-665-5000

               (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

                                   Proposed    Proposed
Title of            Amount         maximum     maximum      Amount
securities          to be          offering    aggregate    of
registered          registered     price per   offering     registration
                    (1)            unit (2)    price        fee (3)

Common Shares,      3,000,000      $16.15625   $48,468,750  $14,687.50
par value $5.00

1. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be sold or offered pursuant to the employee benefit plan(s) described herein.

2. Represents the fair market value of the common shares on May 11, 1998, based on the average of the high and low sale price reported by the Wall Street Journal as Composite Transactions for such date.

3.   1/33 of 1% of the maximum aggregate offering price.



PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement:

(a)(1) Annual Report on Form 10-K of Northeast Utilities for the year ended December 31, 1997 (File No. 1-5324)

(b)(1) Current Reports on Form 8-K of Northeast Utilities dated December 31, 1997, March 9, 1998, April 8, 1998 and April 15, 1998 (File No. 1-5324)

(c) Description of Common Shares, $5.00 par value, of Northeast Utilities contained in Amendment No. 1 (Post-Effective Amendment No. 1) to Registration Statement on Form S-3 (File No. 33-34622)

and all documents subsequently filed by Northeast Utilities and Northeast Utilities Incentive Plan (the Plan) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 7.  Indemnification of Directors and Officers.

     Article 34 of the Declaration of Trust of Northeast Utilities (the Company) provides that Trustees and officers are entitled to indemnification from the Company against loss, liability or expense imposed on or incurred by them in connection with proceedings resulting from their official positions, on the terms and conditions therein provided. The Declaration of Trust is filed as an exhibit to this registration statement. Article 34 thereof is hereby incorporated by reference in this Item 7. This summary is qualified in its entirety by reference to the provisions of Article 34.

     Directors and officers insurance is also provided.

     See Item 9, Undertakings.

     The Declaration of Trust of the Company provides that no shareholder of the Company shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the Trustees of the Company or by any officer, agent or representative elected or appointed by the Trustees and no such contract, obligation or undertaking shall be enforceable against the Trustees or any of them in their or his individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the Trustees as such, and every person, firm, association, trust and corporation having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.

Item 8.  Exhibits.

     The following Exhibits are filed as a part of this Registration
Statement:

Exhibit No.    Description

4              Declaration of Trust of NU, as amended through May 24, 1988.
               Exhibit 3.1.1, 1988 NU Form 10-K, File No. 1-5324).

5              Opinion re Legality

23 Consents of Experts and Counsel (consent of counsel is included as part of Exhibit 5)

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

(The Registrant) Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, State of New Hampshire, on this 12th day of May, 1998.


NORTHEAST UTILITIES

By /s/ John B. Keane
John B. Keane
Vice President and Treasurer


Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated. The registrant and each person whose signature appears below hereby constitute John B. Keane, Robert P. Wax, Jeffrey C. Miller and Richard M. Early, and each of them singly, their true and lawful attorneys, with full power to them and each of them to sign for them and in their names, in the capacities indicated above or below, as the case may be, any and all amendments to this registration statement, hereby ratifying and confirming its or their signatures as it may be signed by said attorneys to any and all amendments to said registration statement.

Signature                Title                              Date

/s/Michael G. Morris     Chairman of the Board and          May 12, 1998
Michael G. Morris        President and Chief Executive
                         Officer and a Trustee
                         (principal executive officer)

/s/John H. Forsgren      Executive Vice President and       May 12, 1998
John H. Forsgren         Chief Financial Officer
                         (principal financial officer)

/s/John J. Roman         Vice President and Controller      May 12, 1998
John J. Roman            (principal accounting officer)

/s/Cotton M. Cleveland   Trustee                            May 12, 1998
Cotton M. Cleveland

/s/William F. Conway     Trustee                            May 12, 1998
William F. Conway

/s/E. Gail de Planque    Trustee                            May 12, 1998
E. Gail de Planque

/s/Elizabeth T. Kennan   Trustee                            May 12, 1998
Elizabeth T. Kennan

/s/William J. Pape II    Trustee                            May 12, 1998
William J. Pape II

/s/Robert E. Patricelli  Trustee                            May 12, 1998
Robert E. Patricelli

/s/John F. Swope         Trustee                            May 12, 1998
John F. Swope

/s/John F. Turner        Trustee                            May 12, 1998
John F. Turner


(The Plan) Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, State of New Hampshire, on this 12th day of May, 1998.


NORTHEAST UTILITIES INCENTIVE PLAN

By /s/Barry Ilberman
Barry Ilberman
Vice President - Human Resources and General Services
Northeast Utilities Service Company